Exhibit 8.1

Subsidiaries of Ecopetrol S.A.

The following table sets forth our subsidiaries, their respective countries of incorporation, our percentage ownership in each (both directly and indirectly through other subsidiaries) as of February 29, 2024.

COMPANY	COUNTRY OF INCORPORATION	OWNERSHIP
ALCANOS DE COLOMBIA S.A. E.S.P.**	Colombia	29.61%
ANDEAN CHEMICALS LIMITED	Bermuda	100.00%
BLACK GOLD RE LIMITED	Bermuda	100.00%
CENIT TRANSPORTE Y LOGÍSTICA DE HIDROCARBUROS S.A.S.	Colombia	100.00%
COLOMBIA PIPELINES LIMITED**	United Kingdom	51.00%
COMBUSTIBLES LIQUIDOS DE COLOMBIA S.A. E.S.P.**	Colombia	41.61%
COMPANHIA DE TRANSMISSÃO DE ENERGIA ELÉTRICA PAULISTA**	Brazil	18.41%
CONCESIÓN COSTERA-CARTAGENA-BARRANQUILLA S.A.S	Colombia	51.41%
CONSORCIO ELÉCTRICO YAPAI S.A.	Brazil	30.85%
CONSORCIO TRANSMANTARO**	Peru	30.85%
ECONOVA TECHNOLOGY & INNOVATION, S.L.	Spain	100.00%
ECOPETROL AMERICA LLC**	United States	100.00%
ECOPETROL CAPITAL AG	Switzerland	100.00%
ECOPETROL COSTA AFUERA COLOMBIA S.A.S.**	Colombia	100.00%
ECOPETROL DEL PERU S.A.**	Peru	100.00%
ECOPETROL ENERGÍA SAS ESP *	Colombia	100.00%
ECOPETROL GLOBAL ENERGY S.L.U.	Spain	100.00%
ECOPETROL OLEO & GAS DO BRASIL LTDA**	Brazil	100.00%
ECOPETROL PERMIAN LLC **	United States	100.00%
ECOPETROL SINGAPORE PTE. LTD	Singapore	100.00%
ECOPETROL TRADING ASIA PTE. LTD**	Singapore	100.00%
ECOPETROL US TRADING LLC	United States	100.00%
ECOPETROL USA INC **	United States	100.00%
ECP HIDROCARBUROS DE MÉXICO **	Mexico	100.00%
EQUION ENERGÍA LIMITED	United Kingdom	51.00%
ESENTTIA MASTERBATCH LTDA**	Colombia	100.00%
ESENTTIA RESINAS DE MÉXICO** DE R.L. DE C.V	Mexico	100.00%
ESENTTIA RESINAS DEL PERU SAC**	Peru	100.00%
ESENTTIA S.A. *	Colombia	100.00%
GASES DEL ORIENTE S.A. E.S.P.**	Colombia	48.50%
HOCOL PETROLEUM LIMITED	Bermuda	100.00%
HOCOL S.A.**	Cayman Islands	100.00%
INTERCHILE S.A.**	Chile	51.41%
INTERCONEXIÓN ELÉCTRICA ISA BOLIVIA S.A.**	Bolivia	51.41%
INTERCONEXIONES DEL NORTE S.A.	Chile	51.41%

COMPANY	COUNTRY OF INCORPORATION	OWNERSHIP
INTERCONEXIÓN ELÉCTRICA ISA PERÚ S.A.**	Peru	51.41%
INTERCONEXIÓN ELECTRICA S.A E.S.P.	Colombia	51.41%
INTERCONEXIONES VIALES SPA**	Chile	33.42%
INTERNEXA BRASIL OPERADORA DE TELECOMUNICAÇÕES S.A. **	Brazil	51.22%
INTERNEXA CHILE S.A.**	Chile	50.40%
INTERCONEXIÓN ELÉCTRICA COLOMBIA PANAMÁ S.A	Panama	25.71%
INTERCONEXIÓN ELÉCTRICA COLOMBIA PANAMÁ S.A.S E.S.P	Colombia	0.60%
INTERLIGAÇÃO ELÉTRICA AGUAPEÍ S.A.	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA AIMORÉS S.A.	Brazil	3.30%
INTERLIGAÇÃO ELÉTRICA BIGUAÇU S.A	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA DE MINAS GERAIS S.A.	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA DO MADEIRA S.A.	Brazil	3.36%
INTERLIGAÇÃO ELÉTRICA EVRECY	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA GARANHUNS S.A.	Brazil	3.36%
INTERLIGAÇÃO ELÉTRICA ITAPURA S.A.	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA ITAQUERÊ S.A.	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA ITAUNAS S.A.	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA IVAÍ S.A	Brazil	3.30%
INTERLIGAÇÃO ELÉTRICA JAGUAR 6 S.A.	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA JAGUAR 8 S.A.	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA JAGUAR 9 S.A.	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA NORTE E NORDESTE S.A.	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA PARAGUAÇU S.A.	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA PINHEIROS S.A.	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA RIACHO GRANDE	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA SERRA DO JAPI S.A.	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA SUL S.A.	Brazil	6.60%
INTERLIGAÇÃO ELÉTRICA TIBAGI S.A.	Brazil	6.60%
INTERNEXA PARTICIPAÇÕES S.A.**	Brazil	51.21%
INTERNEXA PERÚ S.A.**	Peru	51.26%
INTERNEXA S.A.**	Colombia	51.21%
INTERVIAL CHILE S.A.**	Chile	51.41%
INTERVIAL COLOMBIA S.A.S.**	Colombia	51.41%
INVERSIONES DE GASES DE COLOMBIA S.A. - Invercolsa S.A.	Colombia	51.88%
ISA CAPITAL DO BRASIL S.A.**	Brazil	51.41%
ISA INTERCOLOMBIA S.A. E.S.P**	Colombia	51.41%
ISA INVERSIONES CHILE SPA.**	Chile	51.41%
ISA INVERSIONES CHILE VIAS SPA.	Chile	51.41%
ISA INVERSIONES COSTERA CHILE SPA**	Chile	51.41%
ISA INVERSIONES TOLTEN LTDA.**	Chile	51.41%
ISA INVESTIMENTOS E PARTICIPAÇÕES DO BRASIL LTDA**	Brazil	51.41%

COMPANY	COUNTRY OF INCORPORATION	OWNERSHIP
KALIXPAN SERVICIOS TÉCNICOS S. DE R.L. DE C.V **	Mexico	100.00%
LINEAR SYSTEMS RE LTD.**	Bermuda	51.41%
METROGAS DE COLOMBIA S.A. E.S.P.**	Colombia	33.49%
OLEODUCTO CENTRAL S.A. - OCENSA**	Colombia	72.65%
OLEODUCTO DE COLOMBIA S.A. - ODC **	Colombia	73.00%
OLEODUCTO DE LOS LLANOS ORIENTALES S.A.**	Panama	65.00%
PROMOTORA DE GASES DEL SUR S.A. E.S.P.**	Colombia	31.44%
PROYECTOS DE INFRAESTRUCTURA DEL PERÚ S.A.C**	Peru	51.41%
RED DE ENERGÍA DEL PERÚ**	Peru	30.85%
REFINERIA DE CARTAGENA S.A.S *	Colombia	100.00%
RUTA DE LA ARAUCANÍA SOCIEDAD CONCESIONARIA S.A.**	Chile	51.41%
RUTA DE LOS RÍOS SOCIEDAD CONCESIONARIA S.A.**	Chile	38.56%
RUTA DEL BOSQUE SOCIEDAD CONCESIONARIA S.A.**	Chile	51.41%
RUTA DEL LOA SOCIEDAD CONCESIONARIA S.A.**	Chile	51.41%
RUTA DEL ESTE SOCIEDAD CONCESIONARIA S.A.	Panama	51.41%
RUTA DEL MAIPO SOCIEDAD CONCESIONARIA S.A.**	Chile	51.41%
RUTA DEL MAULE SOCIEDAD CONCESIONARIA S.A.**	Chile	51.41%
SANTIAGO OIL COMPANY**	Cayman Islands	51.00%
SISTEMAS INTELIGENTES DE RED S.A.S**	Colombia	51.18%
TRANSAMERICAN TELECOMUNICACIONES S.A.**	Colombia	51.21%
TRANSELCA S.A. E. S. P.	Colombia	51.41%
TRANSMISSORA ALIANÇA DE ENERGIA ELÉTRICA S.A.	Brazil	7.65%
XM COMPAÑÍA DE EXPERTOS EN MERCADOS S.A. E.S.P.	Colombia	51.27%

*	Direct and/or indirect participation.
**	Solely indirect participation through subsidiaries or affiliates.